UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2020
TCG BDC, INC.
(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 28, 2020, TCG BDC, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”) virtually. Stockholders considered one proposal, as described in the Company’s proxy statement filed on August 6, 2020.
As of July 29, 2020, the record date for the Meeting, there were 56,307,951 shares of common stock outstanding and entitled to vote at the Meeting. There were 29,088,227 shares of common stock of the Company present or represented at the Meeting, constituting a quorum.
The final voting results for the proposal submitted to a vote of stockholders at the Meeting are set forth below. The proposal was approved by the requisite vote.
Proposal 1. The proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of the Company’s common stock, during the next 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the proxy statement (including that the number of shares issued does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering).

The vote on the proposal, including affiliated and unaffiliated shares, was as follows:

For	Against	Abstain	Broker Non-Votes
24,110,321	4,483,174	494,732	0

The vote on the proposal, adjusted for 2,786,015 affiliated shares, was as follows:

For	Against	Abstain	Broker Non-Votes
21,324,306	4,483,174	494,732	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

Dated: October 30, 2020	By:	/s/ Erik Barrios
Name: Erik Barrios
Title: Secretary